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                                                                   Exhibit 99.11




INDEPENDENT AUDITORS' CONSENT



Merrill Lynch World Income Fund, Inc.

We consent to the use in Post-Effective Amendment No. 8 to Registration Statement No. 33-42681 of our report dated February 20, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Princeton, New Jersey
March 31, 1998